Exhibit 10.15

FORM OF

RESTRICTED STOCK GRANT AND ACKNOWLEDGMENT

(Replacement Award —

for Class D Units and Employee Units)

THIS RESTRICTED STOCK GRANT AND ACKNOWLEDGEMENT (the “Grant”), is made effective as of the date set forth on the Signature Page attached hereto (the “Date of Grant”), between SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), SW Cayman L.P., SW Cayman A L.P., SW Cayman B L.P., SW Cayman C L.P., SW Cayman E L.P., SW Cayman F L.P., SW Cayman Co-Invest L.P., SW Cayman (GS) L.P. and SW Cayman (GSO) L.P., each a limited partnership organized under the laws of the Cayman Islands, and SW Delaware D L.P., a Delaware limited partnership (each of the foregoing, an “SW Partnership”, and collectively, the “SW Partnerships”) and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Participant holds a number of Class D units (the “Class D Units”) and/or employee units (the “Employee Units” and, together with the Class D Units, the “Units”) of the SW Partnerships specified on the signature page hereto, which Units were issued pursuant to the applicable limited partnership agreements of the SW Partnerships and one or more Management Unit Subscription Agreements (collectively, the “Subscription Agreement”); and

WHEREAS, all of the Participant’s Units are being cancelled and the Participant is to receive shares (“Shares”) of common stock, par value $0.01, of the Company (“Common Stock”) (the “Transfer”), effective prior to or substantially concurrent with the consummation of the initial public offering of the Common Stock (the “Transfer Date”);

WHEREAS, the Company has adopted the SeaWorld Entertainment, Inc. 2013 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Grant, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, as of the Transfer Date, the Units will be cancelled and will cease to be issued and outstanding and the Participant shall receive Shares with an equivalent value based on the IPO Price (as defined below), as described herein and otherwise subject to the terms hereof and the Plan;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. The Shares.

(a) Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Grant and effective as of the Transfer Date, the Company and the SW Partnerships will cause the Units to be cancelled and the Participant to receive the number of vested Shares (“Vested Shares”) and unvested Shares (the “Unvested Restricted Shares”) to be specified by the Compensation Committee of the Board of Directors of the Company (the “Committee”) on the Signature Page hereto (the Vested Shares and Unvested Restricted Shares collectively, the “Restricted Shares”).

(b) The number of Restricted Shares shall be calculated by the Committee in its sole discretion, such that (x) the intrinsic value of all such Units (calculated based on the price at which Common Stock is sold in the Company’s initial public offering (the “IPO”, such price, the “IPO Price”), the number of such Shares held by the SW Partnerships prior to the Transfer and the relative rights and priorities applicable to the Units under the SW Partnerships’ organizational documents immediately prior to the Transfer) is equal to (y) the intrinsic value of all such Shares using the IPO Price, in each case as calculated by the Committee. Any fractional Vested Shares or Unvested Restricted Shares will be settled in cash.

(c) The Vested Shares shall not be subject to any forfeiture restrictions. The Unvested Restricted Shares shall vest and become nonforfeitable Vested Shares in accordance with Schedule A attached hereto.

(d) If Participant’s employment with the Company and its subsidiaries is terminated at any time, all Unvested Restricted Shares shall automatically and immediately be forfeited and canceled.

(e) Within 10 days after the Transfer Date, the Participant shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Participant shall timely (within 30 days) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that the Participant has made such timely filing and furnish a copy of such filing to the Company. The Participant should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.

(f) Participant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

2. Prior Agreements; Restrictive Covenants.

(a) Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in his capacity as an equity holder in the Company, to the provisions of Appendix A to this Grant (the “Restrictive Covenants”). Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 1 of Appendix A (or a material breach or material threatened breach of any of the provisions of Section 2 of Appendix A of this Grant) would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Partnerships and the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Grant and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Notwithstanding the foregoing and Appendix A, the provisions of Section 1(a)(i), (ii), (iii) and (iv)(B) of Appendix A shall not apply to the Participant if Participant’s principal place of employment is located in the State of California. The Shares issued hereunder shall be subject to Participant’s continued compliance with such restrictions. For purposes of this Grant, “Restrictive Covenant Violation” means Participant’s breach of any of the Restrictive Covenants or any similar provision applicable to Participant.

(b) Repayment of Proceeds. In the event of a Restrictive Covenant Violation, Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days’ of the Company’s request to Participant therefor, an amount equal to the excess, if any, of (i) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, (A) prior to the Transfer Date, the Units, and (B) the Shares issued hereunder over (ii) the aggregate Cost of such Shares. For purposes of this Grant, “Cost” means, in respect of any Share, the amount paid by Participant for the Units that were exchanged for such Share, as proportionately adjusted for all subsequent distributions on the Shares and other recapitalizations and less the amount of any distributions made with respect to (x) prior to the Transfer Date, the Unit or (y) the Share pursuant to the Company’s organizational documents; provided that Cost may not be less than zero.

3. Book Entry; Certificates. The Company shall recognize the Participant’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Unvested Restricted Shares pursuant to this Grant and (y) the expiration of the transfer restrictions set forth in this Grant. As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares that have not previously vested.

4. Rights as a Stockholder. The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Grant, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that (i) any cash or in-kind dividends paid with respect to the Unvested Shares shall be accumulated by the Company and shall be paid to the Participant only when, and if, such Unvested Shares shall become vested pursuant to the terms of this Grant, and (ii) the Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

5. Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to the Participant as contemplated by Section 3 above shall be subject to the rules,

regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entries notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof.

6. No Right to Continued Employment. The issuance of Shares evidenced by this Grant shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant.

7. Assignment Restrictions; Lock-up.

(a) The Unvested Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Grant, be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an Assignment. In addition, until the earliest of (i) the occurrence of a Change of Control, (ii) the date that is one year from the effective date of the IPO with respect to Shares issued in connection with the cancellation of Employee Units and (iii) the date that is six (6) months from the effective date of the IPO with respect to Shares issued in connection with the cancellation of Class D Units, no holder of Shares may Assign any such Shares which are Vested Shares, except in an Exempt Employee Assignment. Participant also agrees that if requested in connection with an underwritten offering of Shares by the Company, including the IPO expected to occur immediately following the Transfer, Participant will not effect any Assignment of any Shares (except as part of such underwritten offering) during the period up to 180 days after the closing date of each such underwritten offering (or for such other period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Shares). Participant further agrees that, if requested by the Company or the underwriters, Participant will execute and deliver a customary lock-up letter to that effect.

(b) “Assign or Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

(c) “Exempt Employee Assignment” shall mean a Assignment of Vested Shares (i) in connection with a Change of Control transaction, (ii) upon the death of the holder pursuant to the applicable laws of descent and distribution, (iii) if expressly permitted by Section 7(a) herein, (iv) solely to or among the Participant’s Family Group (as defined below) or (v) to the Company or any of its Affiliates. “Family Group” means with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, their grant or vesting or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Grant. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Grant.

10. Notices. Any notice necessary under this Grant shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law; Jurisdiction; Venue. This Grant shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws (except that the provisions of Section 1 of Appendix A shall be governed by the law of the state where Grantee is principally employed by the Company or its subsidiaries or, if the Grantee and the Company or its subsidiaries are party to an employment agreement, the law of the state that governs such a employment agreement). Any suit, action or proceeding with respect to this Grant (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Participant, the Company, and any transferees who hold Shares pursuant to an Exempt Employee Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold Shares pursuant to an Exempt Employee Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Grant (or any provision incorporated by reference) brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

12. Shares Subject to Plan; Amendment. By entering into this Grant, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the participant hereunder without the consent of the Participant. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company may amend and update the number of Shares in the Equity Schedule set forth on the Signature Page hereto prior to or following the effective date of the IPO based on the IPO Price.

13. Other Awards. Subject to Section 2, this Grant, together with any other equity grants received in connection with the Transfer and the IPO, are in replacement of, and supersede in all respects, the Units.

14. SW Partnerships. Participant agrees and acknowledges that, upon consummation of the Transfer, the Participant will (i) hold no Units, (ii) no longer be a Limited Partner of any SW Partnership and (iii) have no surviving rights under the governing documents of any SW Partnership.

[Signatures on next page.]

IN WITNESS WHEREOF, the Participant acknowledges and accepts the terms of this Grant which shall be effective as of the date set forth below and countersignature by the Company.

Participant

Name:

Dated:

Grant acknowledged and confirmed:

SW CAYMAN L.P.	SEAWORLD ENTERTAINMENT, INC.
SW CAYMAN A L.P.
SW CAYMAN B L.P.
SW CAYMAN C L.P.
SW DELAWARE D L.P.
SW CAYMAN E L.P.	Name:
SW CAYMAN F L.P.	Title:
SW CAYMAN CO-INVEST L.P.
SW CAYMAN (GSO) L.P.
SW CAYMAN (GS) L.P.

Each By: SW Cayman Limited, its general partner

By:
Name: Bruce McEvoy
Title: Director

Equity Schedule

Class D Units and Employee Units			Shares[1]
Class of Units	Number of Vested Units	Number of Unvested Units	Number of Vested Shares	Number of Unvested Restricted Shares

Class D Units

“Time-Vesting” Employee Units

“2.25X Performance—Vesting” Employee Units

“2.75X Performance—Vesting” Employee Units

[1]	The Committee shall specify the number of Shares promptly following the pricing of the IPO.

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Schedule A

Vesting Terms

Time-Vesting Restricted Shares

The Unvested Restricted Shares (the “Time-Vesting Restricted Shares”) received in exchange for Employee Units subject to the vesting conditions set forth on Schedule A-1 of the Subscription Agreement (and identified on the Signature Page in the row entitled “Time-Vesting Employee Units”) shall become Vested Shares as follows:

•	[ ]% of the Time-Vesting Restricted Shares shall become Vested Shares on [date], 2013 if Participant’s employment with the Company and its Subsidiaries continues through such date;

•	an additional [ ]% of the Time-Vesting Restricted Shares shall become Vested Shares on [date], [2014] if Participant’s employment with the Company and its Subsidiaries continues through such date; and

•	an additional [ ]% of the Time-Vesting Restricted Shares shall become Vested Shares on [date], [2015] if Participant’s employment with the Company and its Subsidiaries continues through such date;.

Notwithstanding the foregoing, all Time-Vesting Restricted Shares shall become Vested Shares immediately prior to the occurrence of a Change of Control that occurs prior to the termination of the Participant’s employment with the Company and its Subsidiaries.

2.25x Performance Restricted Shares

The Unvested Restricted Shares (the “2.25x Performance Restricted Shares”) received in exchange for Employee Units subject to the vesting conditions set forth on Schedule A-2 of the Subscription Agreement (and identified on the Signature Page in the row entitled “2.25X Performance-Vesting Employee Units”) shall become Vested Shares at such time, prior to the termination of Participant’s employment with the Company and its subsidiaries for any reason (such date, a “Termination Date”), that Blackstone Management Associates (Cayman) V L.P. and Blackstone LR Associates (Cayman) V Ltd (collectively, the “Sponsor”) shall have received, in respect of any Class A Units of the SW Partnerships (the “Class A Units”) held from time to time by the Sponsor, cash resulting in both (x) a 20% annual Internal Rate of Return and (y) a 2.25x Multiple on Invested Capital.

“Internal Rate of Return” means the annualized effective compounded return rate (taking into account all allocations of profits and gains, net of all allocations of losses, deductions and nondeductible expenses) which is earned on the aggregate amount invested by the Sponsor for its Class A Units. “Multiple on Invested Capital” means the total multiple (taking into account all allocations of profits and gains, net of all allocations of losses, deductions and nondeductible expenses) which is earned on the aggregate amount invested by the Sponsor for its Class A Units.

2.75x Performance Restricted Shares

The Unvested Restricted Shares (the “2.75x Performance Restricted Shares”) received in exchange for Employee Units subject to the vesting conditions set forth on Schedule A-3 of the Subscription Agreement (and identified on the Signature Page in the row entitled “2.25X Performance-Vesting Employee Units”) shall become Vested Shares at such time, prior to a Termination Date, that the Sponsor shall have received, in respect of any Class A Units held from time to time by the Sponsor, cash resulting in both (x) a 15% annual Internal Rate of Return and (y) a 2.75x Multiple on Invested Capital.

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Appendix A

Restrictive Covenants

1. Non-Competition; Non-Solicitation.

(a) Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i) During Participant’s employment with the Company or its Affiliates (the “Employment Term”) and for a period of one year following the date Participant ceases to be employed by the Company or its Subsidiaries (the “Restricted Period”), Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Participant (or his direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Participant’s termination of employment.

(ii) During the Restricted Period, Participant will not directly or indirectly:

(A) engage in the Business in any geographical area that is within 100 miles of any geographical area where the Restricted Group engages in the Business, including the greater metropolitan areas of Orlando, Florida, San Diego, California, San Antonio, Texas, Williamsburg, Virginia and Philadelphia/Langhorne, Pennsylvania;

(B) enter the employ of, or render any services to, a Core Competitor, except where such employment or services do not relate in any manner to the Business;

(C) acquire a financial interest in, or otherwise become actively involved with, any Person engaged in the Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D) intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors.

(iii) Notwithstanding anything to the contrary in this Appendix A, Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Core Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

(iv) During the Employment Term and for a period of two years from the date Participant ceases to be an employed by the Company or its Subsidiaries, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A) solicit or encourage any employee of the Restricted Group to leave the employment of the Restricted Group;

(B) hire any executive-level employee who was employed by the Restricted Group as of the date of Participant’s termination of employment with the Company or who left the employment of the Restricted Group coincident with, or within one year prior to or after, the termination of Participant’s employment with the Company; or

(C) encourage any material consultant of the Restricted Group to cease working with the Restricted Group.

(v) For purposes of this Agreement:

(A) “Restricted Group” shall mean, collectively, the Company and its subsidiaries and, to the extent engaged in the Business, their respective Affiliates (including The Blackstone Group L.P. and its Affiliates).

(B) “Business” shall mean the entertainment and theme park business.

(C) “Core Competitor” shall mean Walt Disney Parks and Resorts, Universal Studios and Six Flags, Inc., Cedar Fair Entertainment Company and Merlin Entertainments Group Ltd. and each of their respective Affiliates.

(b) It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c) The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(d) The provisions of Section 1 hereof shall survive the termination of Participant’s employment for any reason, including but not limited to, any termination other than for Cause (except as otherwise set forth in Section 1 hereof).

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(e) The provisions of Section 1 hereof shall not apply if Participant’s principal place of employment is in the state of California.

2. Confidentiality; Intellectual Property.

(a) Confidentiality.

(i) Participant will not at any time (whether during or after Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations or otherwise in performance of Participant’s duties under Participant’s employment and pursuant to customary industry practice), any non-public, proprietary or confidential information—including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals—concerning the past, current or future business, activities and operations of the Company, its subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Participant’s breach of this covenant; (b) made legitimately available to Participant by a third party without breach of any confidentiality obligation of which Participant has knowledge; or (c) required by law to be disclosed; provided that with respect to subsection (c) Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, Participant will not disclose to anyone, other than Participant’s family (it being understood that, in this Agreement, the term “family” refers to Participant, Participant’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that Participant may disclose to any prospective future employer the provisions of this Appendix A. This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv) Upon termination of Participant’s employment with the Company for any reason, Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source

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indicator) owned or used by the Company, its subsidiaries or Affiliates; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

(b) Intellectual Property.

(i) If Participant has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to Participant’s employment by the Company, that are relevant to or implicated by such employment (“Prior Works”), Participant hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business.

(ii) If Participant creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Participant’s employment by the Company and within the scope of such employment and with the use of any the Company resources (“Company Works”), Participant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(iii) Participant shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason, after reasonable attempt, to secure Participant’s signature on any document for this purpose, then Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agent and attorney in fact, to act for and in Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.

(iv) Participant shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share

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with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Participant shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to Participant, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest. Participant acknowledges that the Company may amend any such policies and guidelines from time to time, and that Participant remains at all times bound by their most current version from time to time previously disclosed to Participant.

(v) The provisions of Section 2 hereof shall survive the termination of Participant’s employment for any reason (except as otherwise set forth in Section 2(a)(iii) hereof).

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